Exhibit 99.1

Verisk Reports Third-Quarter 2020 Financial Results

•	Consolidated revenues were $703 million, up 7.6%, and up 3.6% on an organic constant currency (OCC) basis for the third quarter of 2020.
•	Net income was $186 million, up 466% for the third quarter of 2020. Adjusted EBITDA, a non-GAAP measure, was $366 million, up 18.4%, and up 14.8% on an OCC basis.
•	Diluted GAAP earnings per share (diluted EPS) were $1.12 for the third quarter of 2020, up 460%. Diluted adjusted earnings per share (diluted adjusted EPS), a non-GAAP measure, were $1.32, up 17.9%.
•	Net cash provided by operating activities was $207 million, down 3.0% for the third quarter of 2020. Free cash flow, a non-GAAP measure, was $142 million, down 6.9%.
•	The company paid a cash dividend of 27 cents per share on September 30, 2020. The company's Board of Directors approved a cash dividend of 27 cents per share payable on December 31, 2020.
•	The company repurchased $50 million of its shares during the third quarter of 2020.

JERSEY CITY, N.J., November 4, 2020 — Verisk (Nasdaq:VRSK), a leading data analytics provider, today announced results for the third quarter ended September 30, 2020.

Scott Stephenson, chairman, president, and CEO, said, “I am very pleased with our third quarter results, which reflect the strength and resiliency of our business along with the value of, and need for, our solutions. Our long-term strategy remains unchanged as we focus on serving our customers and driving innovation to fuel future growth. I continued to be proud that our over 9,000 Verisk teammates have adapted quickly to challenges and opportunities in this new environment.”

Lee Shavel, CFO and executive vice president, said, “Normalizing for the continued impact of the injunction, Verisk delivered organic constant currency revenue growth of 4.9% and organic constant currency adjusted EBITDA growth of 17.7%, reflecting a sequential improvement from the second quarter and continued strong operating leverage. We continue to invest our strong cash flow back into high growth, high return on capital opportunities while also returning excess capital to shareholders through dividends and share repurchases.”

Summary of Results (GAAP and Non-GAAP)

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020	2019	Change	2020	2019	Change
Revenues	$702.7	$652.7	7.6%	$2,071.2	$1,930.3	7.3%
Net income	185.8	32.9	465.7	536.5	317.7	68.9
Adjusted EBITDA	366.2	309.3	18.4	1,032.5	905.3	14.1
Diluted GAAP EPS	1.12	0.20	460.0	3.24	1.91	69.6
Diluted adjusted EPS	1.32	1.12	17.9	3.78	3.24	16.7
Net cash provided by operating activities	207.1	213.6	(3.0)	819.2	779.9	5.0
Free cash flow	142.3	152.9	(6.9)	644.8	627.1	2.8

Revenues

Consolidated revenues increased 7.6%, and 3.6% on an OCC basis, for third-quarter 2020. Normalizing for the impact of the injunction on roof measurement solutions, which adjusts for $8 million of associated revenue in the prior-year period, OCC revenue would have grown 4.9% in third-quarter 2020.

The company has analyzed its solutions and services to assess the impact of COVID-19 on its revenue streams. It has not identified any material impact stemming from COVID-19 on approximately 85% of its revenues at this point, as much of these revenues are subscription-based and subject to long-term contracts. Normalizing for the impact of the injunction on the roof measurement solutions, these revenues would have grown approximately 7.8% on an OCC basis in the third quarter of 2020. Of the remaining 15%, the company has identified specific solutions and services, largely transactional in nature, that are being negatively impacted by COVID-19.  These revenues declined approximately 10% on an OCC basis in third-quarter 2020 compared to the prior-year period.

Revenues and Revenue Growth by Segment

(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	September 30,		September 30, 2020
	2020	2019	Reported	OCC
Underwriting & rating	$347.9	$312.5	11.3%	6.5%
Claims	150.7	156.5	(3.8)	2.5
Insurance	498.6	469.0	6.3	5.2
Energy and Specialized Markets	163.8	140.3	16.7	(1.0)
Financial Services	40.3	43.4	(7.1)	1.6
Revenues	$702.7	$652.7	7.6	3.6

			Revenue Growth
	Nine Months Ended		Nine Months Ended
	September 30,		September 30, 2020
	2020	2019	Reported	OCC
Underwriting & rating	$1,035.5	$933.1	11.0%	6.7%
Claims	438.9	460.4	(4.7)	-
Insurance	1,474.4	1,393.5	5.8	4.5
Energy and Specialized Markets	478.2	406.1	17.8	(0.4)
Financial Services	118.6	130.7	(9.2)	0.6
Revenues	$2,071.2	$1,930.3	7.3	3.2

Insurance segment revenues grew 6.3% in the third quarter and 5.2% on an OCC basis. Normalizing for the impact of the injunction on roof measurement solutions, Insurance revenue would have grown 7.0% on an OCC basis.

•

Underwriting and rating revenues increased 11.3% in the quarter and 6.5% on an OCC basis, resulting primarily from annual increases in prices derived from continued enhancements to the content of the solutions within its industry-standard insurance programs, as well as selling expanded solutions to existing customers in commercial and personal lines. In addition, catastrophe modeling services contributed to the growth. These increases were partially offset by a decrease in certain transactional revenues.

•

Claims revenues declined 3.8% in the quarter but increased 2.5% on an OCC basis. Reported and OCC growth were negatively impacted by the injunction ruling against roof measurement solutions, as well as a decline in certain transactional revenues in connection with the COVID-19 pandemic. Normalizing for the impact of the injunction on roof measurement solutions, Claims revenue would have grown 8.2% on an OCC basis. Growth was primarily driven by repair cost estimating solutions revenue, claims analytics revenue, and workers compensation claims resolution services.

Energy and Specialized Markets segment revenues increased 16.7% in the quarter and declined 1.0% on an OCC basis. The Genscape acquisition, environmental health and safety service solutions, core research, and weather analytics solutions contributed to the growth. The slight decrease in the segment was primarily due to declines in consulting revenues in connection with the COVID-19 pandemic and declines in cost intelligence solutions' implementation projects that did not reoccur.

Financial Services segment revenues decreased 7.1% in the quarter and increased 1.6% on an OCC basis, resulting primarily from declines in our spend informed analytic solutions stemming from the COVID-19 pandemic and the recent dispositions.

Net Income and Adjusted EBITDA

During third-quarter 2020, net income increased 466%. Adjusted EBITDA increased 18.4%, and 14.8% on an OCC basis. Normalizing for the impact of the injunction on roof measurement solutions, OCC adjusted EBITDA would have grown 17.7% for third-quarter 2020.

EBITDA and Adjusted EBITDA by Segment

(in millions)

Note: Consolidated EBITDA and adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure.

	Three Months Ended September 30,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
							2020	2020
	2020	2019	2020	2019	2020	2019	Reported	OCC	2020	2019
Insurance	$291.5	$111.1	58.5%	23.7%	$291.5	$246.5	18.2%	16.1%	58.5%	52.6%
Energy and Specialized Markets	63.0	30.1	38.5	21.4	63.0	48.5	29.9	10.7	38.5	34.6
Financial Services	11.7	8.1	28.9	18.6	11.7	14.3	(18.2)	3.7	28.9	32.8
Consolidated	$366.2	$149.3	52.1	22.9	$366.2	$309.3	18.4	14.8	52.1	47.4

	Nine Months Ended September 30,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
							2020	2020
	2020	2019	2020	2019	2020	2019	Reported	OCC	2020	2019
Insurance	$846.2	$585.1	57.4%	42.0%	$832.9	$732.6	13.7%	12.6%	56.5%	52.6%
Energy and Specialized Markets	165.5	107.6	34.6	26.5	165.5	131.1	26.3	6.5	34.6	32.3
Financial Services	37.6	35.4	31.7	27.1	34.1	41.6	(18.0)	8.1	28.7	31.8
Consolidated	$1,049.3	$728.1	50.7	37.7	$1,032.5	$905.3	14.1	11.6	49.8	46.9

Earnings Per Share

Diluted EPS increased 460% to $1.12 for the third quarter of 2020 due to a litigation reserve of $125 million recorded in the third quarter of 2019 and a decrease in acquisition-related costs (earn-outs). Diluted adjusted EPS grew 17.9% to $1.32 for the third quarter of 2020, reflecting cost discipline in the business, a reduction in travel expenses as a result of COVID-19, and a lower average share count.

Cash Flow

Net cash provided by operating activities was $207 million for the third quarter of 2020, down 3.0%. Capital expenditures were $65 million for the third quarter, up 6.8%. Free cash flow was $142 million, down 6.9%, primarily due to a deferral of federal income tax payments under the CARES Act from the second quarter 2020 to the third quarter 2020, partially offset by the deferral of certain employer payroll taxes, as well as an increase in customer collections and a reduction in travel payments as a result of COVID-19.

Free cash flow represented 38.9% of adjusted EBITDA for the third quarter, compared with 49.4% in the prior-year period.

Dividend

On September 30, 2020, Verisk paid a cash dividend of 27 cents per share of common stock issued and outstanding to the holders of record as of September 15, 2020.

On October 28, 2020, Verisk's Board of Directors approved a cash dividend of 27 cents per share of common stock issued and outstanding, payable on December 31, 2020, to holders of record as of December 15, 2020.

Share Repurchases

Including the accelerated share repurchase (ASR) settled in the third quarter of 2020, the company repurchased approximately 0.3 million shares at an average price of $180.97, for a total cost of $50 million for the third quarter of 2020. On September 30, 2020, the company had $329 million remaining under its share repurchase authorization.

Conference Call

Verisk’s management team will host a live audio webcast to discuss the financial results and business highlights on Thursday, November 5, 2020, at 8:30 a.m. EST (5:30 a.m. PST, 1:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.

A replay of the webcast will be available for 30 days on the Verisk investor website and through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #5734408.

About Verisk

Verisk (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, energy and specialized markets, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk helps customers protect people, property, and financial assets.

Headquartered in Jersey City, N.J., Verisk operates in more than 30 countries and is a member of Standard & Poor’s S&P 500® Index and the Nasdaq 100 Index. In 2018 and 2019, Forbes named Verisk to its World’s Best Employers list. For more information, please visit www.verisk.com.

Contact:

Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
stacey.brodbar@verisk.com

Media

Joe Madden
Verisk Public Relations
401-965-4284

Joseph.Madden@verisk.com

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause Verisk's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, the potential impacts of the COVID-19 pandemic on its operations and financial performance, its expectation and ability to pay a cash dividend on common stock in the future, subject to the determination by the Board of Directors and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond the company's control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if its underlying assumptions prove to be incorrect, actual results may vary significantly from what the company projected. Any forward-looking statement in this release reflects the company's current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to its operations, results of operations, growth strategy, and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which include businesses held for sale), nonrecurring gain/loss, and interest income on the subordinated promissory note. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. The company believes these measures are useful and meaningful because they allow for greater transparency regarding the company’s operating performance and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which include businesses held for sale), net of tax; (iv) nonrecurring gain/loss, net of tax; and (v) interest income on the subordinated promissory note, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. The company believes these measures are useful and meaningful because they allow evaluation of the after-tax profitability of the company’s results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. The company believes free cash flow is an important measure of the recurring cash generated by the company’s operations that may be available to repay debt obligations, repurchase its stock, invest in future growth through new business development activities, or make acquisitions.

Organic Constant Currency (OCC): The company’s operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which it transacts change in value over time compared with the U.S. dollar; accordingly, it presents certain constant currency financial information to assess how the company performed excluding the impact of foreign currency exchange rate fluctuations. The company calculates constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. The company defines “organic” as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs after the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. The organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison. A disposition’s results are removed from all prior periods presented to allow for comparability. The company believes organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of its business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

Attached Financial Statements

Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of September 30, 2020 and December 31, 2019

	2020	2019
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$221.8	$184.6
Accounts receivable, net of allowance for doubtful accounts of $16.1 and $11.7, respectively	433.4	441.6
Prepaid expenses	82.3	60.9
Income taxes receivable	26.0	25.9
Other current assets	36.2	17.8
Current assets held for sale	—	14.1
Total current assets	799.7	744.9
Noncurrent assets:
Fixed assets, net	606.4	548.1
Operating lease right-of-use assets, net	237.8	218.6
Intangible assets, net	1,316.3	1,398.9
Goodwill	3,924.9	3,864.3
Deferred income tax assets	9.5	9.8
Other noncurrent assets	325.0	159.8
Noncurrent assets held for sale	—	110.8
Total assets	$7,219.6	$7,055.2

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$369.3	$375.0
Acquisition-related liabilities	12.7	111.2
Short-term debt and current portion of long-term debt	460.4	499.4
Deferred revenues	531.7	440.1
Operating lease liabilities	39.2	40.6
Income taxes payable	9.6	6.8
Current liabilities held for sale	—	18.7
Total current liabilities	1,422.9	1,491.8
Noncurrent liabilities:
Long-term debt	2,698.9	2,651.6
Deferred income tax liabilities	369.2	356.0
Operating lease liabilities	240.2	208.1
Other liabilities	67.1	48.8
Noncurrent liabilities held for sale	—	38.1
Total liabilities	4,798.3	4,794.4
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 162,751,449 and 163,161,564 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,464.6	2,369.1
Treasury stock, at cost, 381,251,589 and 380,841,474 shares, respectively	(4,132.9)	(3,849.9)
Retained earnings	4,630.4	4,228.4
Accumulated other comprehensive losses	(540.9)	(486.9)
Total stockholders’ equity	2,421.3	2,260.8
Total liabilities and stockholders’ equity	$7,219.6	$7,055.2

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three and Nine Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions, except for share and per share data)
Revenues	$702.7	$652.7	$2,071.2	$1,930.3
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	240.0	242.9	733.4	717.0
Selling, general and administrative	96.4	255.0	304.8	478.7
Depreciation and amortization of fixed assets	49.4	45.8	141.3	138.0
Amortization of intangible assets	41.5	33.3	123.6	100.1
Other operating loss (income)	—	6.2	(19.4)	6.2
Total operating expenses	427.3	583.2	1,283.7	1,440.0
Operating income	275.4	69.5	787.5	490.3
Other income (expense):
Investment (loss) income and others, net	(0.1)	0.7	(3.1)	(0.3)
Interest expense	(35.3)	(31.3)	(102.9)	(93.7)
Total other expense, net	(35.4)	(30.6)	(106.0)	(94.0)
Income before income taxes	240.0	38.9	681.5	396.3
Provision for income taxes	(54.2)	(6.0)	(145.0)	(78.6)
Net income	$185.8	$32.9	$536.5	$317.7
Basic net income per share	$1.14	$0.20	$3.30	$1.94
Diluted net income per share	$1.12	$0.20	$3.24	$1.91
Weighted-average shares outstanding:
Basic	162,502,191	163,580,563	162,589,473	163,617,580
Diluted	165,731,226	166,779,618	165,519,899	166,673,946

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three and Nine Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions)
Cash flows from operating activities:
Net income	$185.8	$32.9	$536.5	$317.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	49.4	45.8	141.3	138.0
Amortization of intangible assets	41.5	33.3	123.6	100.1
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.5	1.6	1.3	3.5
Provision for doubtful accounts	1.4	1.8	6.8	5.1
Loss (gain) on sale of assets	—	6.2	(19.4)	6.2
Stock-based compensation	10.0	8.8	39.1	36.4
Realized gain on available-for-sale securities, net	—	(0.1)	—	(0.7)
Deferred income taxes	12.4	(27.4)	10.9	(27.4)
Loss on disposal of fixed assets, net	0.1	—	0.5	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	26.8	35.2	(3.6)	(54.5)
Prepaid expenses and other assets	(8.3)	(9.2)	(62.1)	(19.9)
Operating lease right-of-use assets, net	9.3	9.9	28.6	28.5
Income taxes	(63.3)	2.7	3.3	13.9
Acquisition-related liabilities	(0.1)	44.9	(63.4)	40.5
Accounts payable and accrued liabilities	39.3	138.7	(12.1)	152.7
Deferred revenues	(90.5)	(95.3)	94.3	71.5
Operating lease liabilities	(8.7)	(8.7)	(16.6)	(27.2)
Other liabilities	1.5	(7.5)	10.2	(4.5)
Net cash provided by operating activities	207.1	213.6	819.2	779.9
Cash flows from investing activities:
Acquisitions, net of cash acquired of $5.2 and $3.1 and $5.2 and $6.8, respectively	(151.9)	(40.4)	(151.9)	(109.5)
Escrow funding associated with acquisitions	(8.0)	(4.5)	(8.0)	(4.5)
Proceeds from sale of assets	—	—	23.1	—
Purchase of investments in a nonpublic company	—	—	(63.8)	—
Capital expenditures	(64.8)	(60.7)	(174.4)	(152.8)
Other investing activities, net	5.7	(0.8)	10.3	(7.7)
Net cash used in investing activities	(219.0)	(106.4)	(364.7)	(274.5)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions)
Cash flows from financing activities:
Repayments of short-term debt, net	—	(60.0)	(495.0)	(405.0)
Proceeds from issuance of short-term debt with original maturities greater than three months	—	—	20.0	—
Repayments of short-term debt with original maturities greater than three months	—	—	(20.0)	—
Repayments of current portion of long-term debt	—	—	—	(250.0)
Proceeds from issuance of long-term debt, inclusive of original issue premium and net of original issue discount	—	221.8	494.8	619.7
Payment of debt issuance costs	(0.1)	(1.2)	(5.7)	(5.3)
Repurchases of common stock	(50.0)	(75.0)	(298.8)	(200.0)
Proceeds from stock options exercised	26.0	13.5	68.3	45.8
Net share settlement from restricted stock awards	—	—	(3.5)	(5.1)
Dividends paid	(43.9)	(40.8)	(131.8)	(122.7)
Payment of contingent liability related to acquisitions	—	—	(34.2)	—
Other financing activities, net	(8.5)	(6.9)	(13.0)	(12.2)
Net cash (used in) provided by financing activities	(76.5)	51.4	(418.9)	(334.8)
Effect of exchange rate changes	0.8	(0.1)	1.3	1.7
(Decrease) increase in cash and cash equivalents	(87.6)	158.5	36.9	172.3
Cash and cash equivalents classified within current assets held for sale, beginning of period	—	—	0.3	—
Cash and cash equivalents, beginning of period	309.4	153.3	184.6	139.5
Cash and cash equivalents, end of period	$221.8	$311.8	$221.8	$311.8
Supplemental disclosures:
Income taxes paid	$107.1	$37.5	$132.8	$98.9
Interest paid	$19.2	$16.5	$82.9	$77.1
Noncash investing and financing activities:
Debt issuance costs included in accounts payable and accrued liabilities	$0.1	$1.3	$—	$1.3
Deferred tax liability established on date of acquisition	$1.8	$2.9	$1.8	$2.8
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$—	$—	$247.6
Finance lease obligations	$23.8	$9.8	$25.4	$19.2
Operating lease additions, net of terminations	$2.3	$2.0	$47.5	$3.3
Tenant improvements included in Operating lease right-of-use assets, net	$0.1	$0.9	$0.1	$1.6
Fixed assets included in accounts payable and accrued liabilities	$1.1	$0.5	$1.1	$0.5
Dividend payable included in other liabilities	$0.1	$0.8	$0.5	$1.0
Gain on sale of assets included in other current and long-term assets	$—	$—	$3.5	$—
Held for sale assets contributed to a nonpublic company	$—	$—	$65.9	$—

Non-GAAP Reconciliations

Consolidated Adjusted EBITDA Reconciliation

(in millions)

Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of consolidated revenues.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$185.8	26.4%	$32.9	5.0%	$536.5	25.9%	$317.7	16.5%
Depreciation and amortization of fixed assets	49.4	7.0	45.8	7.0	141.3	6.8	138.0	7.1
Amortization of intangible assets	41.5	5.9	33.3	5.1	123.6	6.0	100.1	5.2
Interest expense	35.3	5.0	31.3	4.8	102.9	5.0	93.7	4.9
Provision for income taxes	54.2	7.8	6.0	1.0	145.0	7.0	78.6	4.0
EBITDA	366.2	52.1	149.3	22.9	1,049.3	50.7	728.1	37.7
Acquisition-related costs (earn-outs)	—	—	28.8	4.4	2.6	0.1	46.0	2.4
Loss (gain) from dispositions	—	—	6.2	1.0	(19.4)	(1.0)	6.2	0.3
Litigation reserve	—	—	125.0	19.1	—	—	125.0	6.5
Adjusted EBITDA	366.2	52.1	309.3	47.4	1,032.5	49.8	905.3	46.9
Adjusted EBITDA from acquisitions and dispositions	(13.2)	1.2	(3.0)	0.7	(32.3)	1.6	(8.4)	0.6
Organic adjusted EBITDA	$353.0	53.3	$306.3	48.1	$1,000.2	51.4	$896.9	47.5

Segment Results Summary and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues and adjusted EBITDA are non-GAAP measures.

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$498.6	$163.8	$40.3	$469.0	$140.3	$43.4
Revenues from acquisitions and dispositions	(16.3)	(23.1)	(0.6)	(11.9)	—	(4.4)
Organic revenues	$482.3	$140.7	$39.7	$457.1	$140.3	$39.0

EBITDA	$291.5	$63.0	$11.7	$111.1	$30.1	$8.1
Acquisition-related costs (earn-outs)	—	—	—	10.4	18.4	—
Litigation reserve	—	—	—	125.0	—	—
Loss from disposition	—	—	—	—	—	6.2
Adjusted EBITDA	291.5	63.0	11.7	246.5	48.5	14.3
Adjusted EBITDA from acquisitions and dispositions	(4.7)	(8.9)	0.4	(0.5)	0.4	(2.9)
Organic adjusted EBITDA	$286.8	$54.1	$12.1	$246.0	$48.9	$11.4

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$1,474.4	$478.2	$118.6	$1,393.5	$406.1	$130.7
Revenues from acquisitions and dispositions	(48.1)	(74.7)	(2.4)	(28.9)	—	(14.8)
Organic revenues	$1,426.3	$403.5	$116.2	$1,364.6	$406.1	$115.9

EBITDA	$846.2	$165.5	$37.6	$585.1	$107.6	$35.4
Acquisition-related costs (earn-outs)	2.6	—	—	22.5	23.5	—
Litigation reserve	—	—	—	125.0	—	—
(Gain) loss from dispositions	(15.9)	—	(3.5)	—	—	6.2
Adjusted EBITDA	832.9	165.5	34.1	732.6	131.1	41.6
Adjusted EBITDA from acquisitions and dispositions	(8.1)	(25.2)	1.0	(0.5)	1.3	(9.2)
Organic adjusted EBITDA	$824.8	$140.3	$35.1	$732.1	$132.4	$32.4

Segment Adjusted EBITDA Margin Reconciliation

Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	58.5%	38.5%	28.9%	23.7%	21.4%	18.6%
Acquisition-related costs (earn-outs)	—	—	—	2.2	13.2	—
Litigation reserve	—	—	—	26.7	—	—
Loss from disposition	—	—	—	—	—	14.2
Adjusted EBITDA margin	58.5	38.5	28.9	52.6	34.6	32.8

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	57.4%	34.6%	31.7%	42.0%	26.5%	27.1%
Acquisition-related costs (earn-outs)	0.2	—	—	1.6	5.8	—
Litigation reserve	—	—	—	9.0	—	—
(Gain) loss from dispositions	(1.1)	—	(3.0)	—	—	4.7
Adjusted EBITDA margin	56.5	34.6	28.7	52.6	32.3	31.8

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating expenses	$427.3	$583.2	$1,283.7	$1,440.0
Depreciation and amortization of fixed assets	(49.4)	(45.8)	(141.3)	(138.0)
Amortization of intangible assets	(41.5)	(33.3)	(123.6)	(100.1)
Investment (loss) income and others, net	0.1	(0.7)	3.1	0.3
Acquisition-related costs (earn-outs)	—	(28.8)	(2.6)	(46.0)
(Loss) gain from dispositions	—	(6.2)	19.4	(6.2)
Litigation reserve	—	(125.0)	—	(125.0)
Adjusted EBITDA expenses	$336.5	$343.4	$1,038.7	$1,025.0

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income	$185.8	$32.9	$536.5	$317.7
plus: Amortization of intangibles	41.5	33.3	123.6	100.1
less: Income tax effect on amortization of intangibles	(9.1)	(7.0)	(27.1)	(21.0)
plus: Acquisition-related costs and interest expense (earn-outs)	—	29.1	2.6	46.8
less: Income tax effect on acquisition-related costs and interest expense (earn-outs)	—	(2.0)	(0.6)	(2.8)
less: Loss (gain) from dispositions	—	6.2	(19.4)	6.2
plus: Income tax effect on loss (gain) from dispositions	—	(1.5)	9.6	(1.5)
plus: Litigation reserve	—	125.0	—	125.0
less: Income tax effect on litigation reserve	—	(29.9)	—	(29.9)
Adjusted net income	$218.2	$186.1	$625.2	$540.6

Diluted EPS	$1.12	$0.20	$3.24	$1.91
Diluted adjusted EPS	$1.32	$1.12	$3.78	$3.24

Weighted-average diluted shares outstanding	165.7	166.8	165.5	166.7

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020	2019	Change	2020	2019	Change
Net cash provided by operating activities	$207.1	$213.6	(3.0)%	$819.2	$779.9	5.0%
Capital expenditures	(64.8)	(60.7)	6.8	(174.4)	(152.8)	14.1
Free cash flow	$142.3	$152.9	(6.9)	$644.8	$627.1	2.8